AIM STRUCTURED VALUE FUND                                          SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   2/28/2010
FILE NUMBER :        811-09913
SERIES NO.:          9

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $    35
        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B               $     9
          Class C               $     3
          Class R               $     1
          Class Y               $     2
          Institutional Class   $ 1,451

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A                0.1690
        2 Dividends for a second class of open-end company shares (form
          nnn.nnnn)
          Class B                0.1175
          Class C                0.1175
          Class R                0.1518
          Class Y                0.1884
          Institutional Class    0.1884

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                   232
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                    68
          Class C                    28
          Class R                     6
          Class Y                    11
          Institutional Class     7,901

74V.    1 Net asset value per share (to nearest cent)
          Class A               $  8.25
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $  8.23
          Class C               $  8.23
          Class R               $  8.24
          Class Y               $  8.26
          Institutional Class   $  8.26